                                                                EXHIBIT h(34)(b)

                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

         The Participation Agreement (the "Agreement"), dated July 1, 1998, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., The Union Central Life Insurance Company and Carillon Investments, Inc., (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

         WHEREAS, the Parties desire to amend Schedule B of the Agreement to address a logo change;

         NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: January 1, 2003.

                                            AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Nancy L. Martin                 By: /s/ Carol F. Relihan
        --------------------------             ---------------------------------
Name:  Nancy L. Martin                      Name:  Carol F. Relihan
Title: Assistant Secretary                  Title: Senior Vice President

(SEAL)

                                            A I M DISTRIBUTORS, INC.

Attest: /s/ Nancy L. Martin                 By: /s/ Michael J. Cemo
        --------------------------             ---------------------------------
Name:  Nancy L. Martin                      Name:  Michael J. Cemo
Title: Assistant Secretary                  Title: President

(SEAL)

                                            THE UNION CENTRAL LIFE
                                            INSURANCE COMPANY

Attest: /s/ JOHN F. LABMEIER                By: /s/ [ILLEGIBLE]
        --------------------------             ---------------------------------
Name:  JOHN F. LABMEIER                     Name:  [ILLEGIBLE]
Title: VICE PRESIDENT                       Title: VICE PRESIDENT

(SEAL)

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                                            CARILLON INVESTMENTS, INC.

Attest: /s/ John M. Lucas                   By: /s/ John F. Labmeier
        ----------------------                 -------------------------
Name:  John M. Lucas                        Name:  John F. Labmeier
Title: Assistant Secretary                  Title: Vice President

(SEAL)

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                                   SCHEDULE B

                                             LOGO COLORS

[AIM INVESTMENTS LOGO APPEARS HERE]          One Color - both the box and the
--Servicemark--                              word Investments print black with a
                                             white Chevron and White AIM inside
                                             the box.

                                             Two Colors - in printed versions of
                                             the logo, the preferred usage is
                                             always two color reproduction. The
                                             box prints in PMS 356 Green with
                                             Chevron and AIM white and with the
                                             word Investments printing Black.

[AIM INVESTMENTS LOGO APPEARS HERE]          Four Color Process - the box prints
--Servicemark--                              Cyan 100% Magenta 0%, Yellow 100%,
                                             Black 20% to simulate PMS 356
                                             Green. The word Investments prints
                                             solid black.